EXXON MOBIL CORPORATION				EXHIBIT 99.2

To assist investors in assessing 2Q20 results, the following disclosures have been made available in this 8-K filing:
- Identified items of $0.44 per share assuming dilution, as noted on page 1 of the news release
- A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 and attachment V of the news release

2Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings (Loss), $M	2Q20	1Q20	4Q19	3Q19	2Q19
Upstream
United States	(1,197)	(704)	68	37	335
Non-U.S.	(454)	1,240	6,069	2,131	2,926
Total	(1,651)	536	6,137	2,168	3,261
Downstream
United States	(101)	(101)	895	673	310
Non-U.S.	1,077	(510)	3	557	141
Total	976	(611)	898	1,230	451
Chemical
United States	171	288	(2)	53	(6)
Non-U.S.	296	(144)	(353)	188	194
Total	467	144	(355)	241	188

Corporate and financing	(872)	(679)	(990)	(469)	(770)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	(1,080)	(610)	5,690	3,170	3,130

Earnings (Loss) per common share (U.S. GAAP)	(0.26)	(0.14)	1.33	0.75	0.73
Earnings (Loss) per common share
- assuming dilution (U.S. GAAP)	(0.26)	(0.14)	1.33	0.75	0.73

Exploration expenses, including dry holes	214	288	357	299	333

Capital and Exploration Expenditures, $M
Upstream
United States	1,637	2,798	2,848	3,002	3,255
Non-U.S.	1,940	2,328	3,243	2,789	2,987
Total	3,577	5,126	6,091	5,791	6,242
Downstream
United States	719	747	725	590	624
Non-U.S.	334	487	635	479	489
Total	1,053	1,234	1,360	1,069	1,113
Chemical
United States	563	597	786	656	553
Non-U.S.	132	185	213	196	165
Total	695	782	999	852	718
Other	2	1	10	7	6

Total Capital and Exploration Expenditures	5,327	7,143	8,460	7,719	8,079

Effective Income Tax Rate, %	29%	481%	20%	37%	34%

Common Shares Outstanding, millions
At quarter end	4,228	4,228	4,234	4,231	4,231
Average - assuming dilution	4,271	4,270	4,269	4,271	4,271

Total Cash and Cash Equivalents, $B	12.6	11.4	3.1	5.4	4.2

Total Debt, $B	69.5	59.6	46.9	47.1	45.2

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	-	6,274	6,352	9,079	5,947
Proceeds associated with asset sales	43	86	3,092	460	33
Cash flow from operations and asset sales	43	6,360	9,444	9,539	5,980
Changes in operational working capital	1,460	942	1,641	(1,550)	1,243
Cash flow from operations and asset sales	1,503	7,302	11,085	7,989	7,223
excluding working capital

EXXON MOBIL CORPORATION

2Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	2Q20	1Q20	4Q19	3Q19	2Q19
liquids, bitumen and synthetic oil, kbd
United States	628	699	665	654	662
Canada / Other Americas	483	558	487	464	469
Europe	31	30	93	113	103
Africa	333	360	366	371	383
Asia	783	795	780	738	727
Australia / Oceania	48	38	45	52	45
Total liquids production	2,306	2,480	2,436	2,392	2,389

Natural gas production available for sale, mcfd
United States	2,642	2,825	2,713	2,883	2,803
Canada / Other Americas	269	317	287	254	249
Europe	619	1,293	1,508	1,004	1,215
Africa	4	7	10	7	5
Asia	3,218	3,710	3,753	3,433	3,461
Australia / Oceania	1,238	1,244	1,224	1,464	1,387
Total natural gas production available for sale	7,990	9,396	9,495	9,045	9,120

Total worldwide liquids and gas production, koebd [1]	3,638	4,046	4,018	3,899	3,909

Refinery throughput, kbd
United States	1,440	1,558	1,675	1,647	1,430
Canada	278	383	322	363	344
Europe	1,085	1,295	1,304	1,325	1,314
Asia Pacific	568	637	570	532	683
Other Non-U.S.	145	187	182	185	159
Total refinery throughput	3,516	4,060	4,053	4,052	3,930

Petroleum product sales, kbd
United States	1,959	2,231	2,356	2,336	2,264
Canada	353	456	444	492	482
Europe	1,130	1,403	1,456	1,508	1,443
Asia Pacific	640	708	729	700	775
Other Non-U.S.	355	489	497	468	444
Total petroleum product sales	4,437	5,287	5,482	5,504	5,408

Gasolines, naphthas	1,736	2,122	2,276	2,255	2,198
Heating oils, kerosene, diesel	1,649	1,867	1,903	1,833	1,820
Aviation fuels	147	383	399	445	391
Heavy fuels	262	256	217	261	308
Specialty products	643	659	687	710	691
Total petroleum product sales	4,437	5,287	5,482	5,504	5,408

Chemical prime product sales, kt
United States	1,985	2,195	2,294	2,216	2,295
Non-U.S.	3,960	4,042	4,275	4,260	4,404
Total chemical prime product sales	5,945	6,237	6,569	6,476	6,699

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

EXXON MOBIL CORPORATION

2Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	2Q20 vs. 2Q19	2Q20 vs. 1Q20	2020 vs. 2019
Upstream
Prior Period	3,261	536	6,137
Realization	-4,520	-2,760	-6,400
Volume / Mix	-370	-250	-280
Other	-20	820	-570
Identified Items	-270	830	-890
Expenses	370	350	140
Forex	-10	-220	210
Other	-110	-140	-30
Current Period	-1,651	-1,651	-1,115
Downstream
Prior Period	451	-611	195
Margin	-1,680	-2,340	-360
Volume / Mix	-10	-150	300
Manufacturing (Volume / Mix)	370	90	720
Market Demand (Volume / Mix)	-380	-240	-420
Other	2,220	4,080	230
Manufacturing (Other)	130	100	240
Expenses (Other)	340	220	250
Identified Items	1,600	3,530	-340
Forex	80	110	20
Other	70	120	60
Current Period	976	976	365
Chemical
Prior Period	188	144	706
Margin	140	-	180
Volume / Mix	-180	-170	-280
Other	320	490	-
Identified Items	110	430	-210
Expenses	240	110	190
Other	-30	-50	20
Current Period	467	467	611

Upstream Volume Factor Analysis, koebd
Prior Period	3,909	4,046	3,945
Downtime / Maintenance	105	-9	75
Growth / Decline	98	-8	156
Entitlements / Divestments	-46	68	-97
Government Mandates	-121	-121	-57
Demand / Other	-307	-338	-180
Current Period	3,638	3,638	3,842

EXXON MOBIL CORPORATION

2Q20 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Sources and Uses of Funds, $M	2Q20
Beginning Cash	11,412
Earnings	-1,080
Depreciation	4,916
Noncash inventory adjustment	-2,069
Working Capital / Other	-1,767
Proceeds Associated with Asset Sales	43
PP&E Adds / Investments and Advances[1]	-5,124
Shareholder Distributions	-3,715
Debt / Other Financing	9,960
Ending Cash	12,576

1 PP&E Adds / Investments and Advances includes PP&E adds of ($4.4B) and net advances of ($0.7B).

Average Realization Data	2Q20	1Q20	4Q19	3Q19	2Q19
United States
ExxonMobil
Crude ($/b)	21.79	42.82	55.61	54.51	57.95
Natural Gas ($/kcf)	1.57	1.69	2.16	2.03	2.22

Benchmarks
WTI ($/b)	27.80	45.97	56.98	56.44	59.80
ANS-WC ($/b)	30.06	51.45	64.38	63.03	68.18
Henry Hub ($/mbtu)	1.71	1.95	2.50	2.23	2.64

Non-U.S.
ExxonMobil
Crude ($/b)	20.91	41.96	56.61	55.92	62.47
Natural Gas ($/kcf)	4.07	5.60	5.89	5.81	5.84
European NG ($/kcf)	2.67	4.68	5.15	4.37	5.10

Benchmarks
Brent ($/b)	29.20	50.26	63.26	61.94	68.83

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the second quarter of 2020. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.